                                                                      EXHIBIT 99

                       CAPITAL GAMING INTERNATIONAL, INC.
                                   EXHIBIT 99

                Private Securities Litigation Reform Act of 1995
         Safe Harbor Compliance Statement for Forward-Looking Statements

         In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements"(1) by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Capital Gaming International, Inc. (the "Company") intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

         To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the PSLRA.

         Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the following: (i) our failure to realize the benefits of our substantial net operating loss carryforwards; (ii) our ability to generate additional sources of cash flow through new management contracts and gaming opportunities; (iii) our ability to obtain significant additional financing for the development of gaming facilities; (iv) gaming regulations, including licensing requirements, revenue sharing and other restrictions, that may affect our growth prospects and profitability; (v) recruiting, hiring and retaining the services of key personnel; and (vi) our ability to compete with more established casino operators and other businesses that possess greater resources than our own. For a more complete description of these and other risk factors that may affect our results, see our Annual Report on Form 10-K for the fiscal year ended June 30, 2000 as well as our other filings with the Securities and Exchange Commission.

         Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.



--------
1 "Forward-looking statements" can be identified by use of words such as "expect," "believe," "estimate," "project," "forecast," "anticipate," "plan," and similar expressions.